RIGHT OF NEGOTIATION AGREEMENT

         This Right of Negotiation Agreement dated August 28, 1996 is entered into between NetSpeak Corporation, a Florida corporation (the "Company"), and Motorola, Inc., a Delaware corporation ("Motorola").

         The Company and Motorola are entering into a Common Stock and Warrant Purchase Agreement dated the date hereof (the "Purchase Agreement") which requires the execution and delivery of this Agreement.

         Therefore, in consideration of Motorola's execution and delivery of, and performance of its obligations under, the Purchase Agreement, and the mutual promises, covenants and agreements contained herein, the Company and Motorola agree as follows:

         1. The Company agrees to not grant (1) any non-exclusive license of any of its proprietary rights without notifying Motorola of the existence of such a non-exclusive license and offering to Motorola a non-exclusive license on the same or better terms and (2) any exclusive license of any of its proprietary rights without first giving Motorola at least 30 days notice of the Company's intention to do so. Proprietary rights of the Company shall include patents, trademarks, trade names, trade dress, mask works, copyrights, applications and registrations for the foregoing, computer software, data and documentation, trade secrets (including ideas, formulas, know-how, inventions (whether or not patentable or reduced to practice), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists) and all other intellectual property rights and copies and tangible embodiments of all of the foregoing.

         2. The Company hereby grants to Motorola a separate and additional right of first negotiation, pursuant to which the Company will not grant to any party other than Motorola a license for the Company's public switched telephone network gateway products, for the specific field of use of cable modem infrastructure and cellular infrastructure, without first negotiating with Motorola for an exclusive, worldwide license for such field of use, with such license to bear royalties payable by Motorola at rates reflecting most favored customer pricing.

         3. The Company hereby grants to Motorola a separate and additional right of first negotiation, pursuant to which the Company will not grant to any party other than Motorola a license for the field of use of embedding of the Company's client technology in wireless devices, without first negotiating with Motorola for an exclusive, royalty-bearing, worldwide, perpetual license for such field of use, with such license bearing royalties payable by Motorola at rates reflecting most favored customer pricing.

         4. The Company's obligations under paragraph 1 above shall expire at such time as Motorola and its affiliates own less than 5% of the Company's outstanding Common Stock. The



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Company's obligations under paragraphs 2 and 3 above shall expire on August 28,
1997, unless arbitration proceedings under paragraph 5 below are then pending.

         5. The parties agree to negotiate in good faith towards reaching mutually satisfactory terms of license agreements under paragraphs 1, 2 and 3 above within 60 days after the commencement of negotiations. Should the parties reach impasse on any issue in such negotiations, or be unable to reach agreement within 60 days of the commencement of negotiations, the parties agree to submit their differences to resolution by binding arbitration before a single arbitrator in the City of Chicago, under the Commercial Arbitration Rules of the American Arbitration Association, the award under which shall be final and binding and may be entered in any court having jurisdiction. While the arbitrator should strive to effect a license agreement fair to both parties, his or her decision need not necessarily be that a license agreement must be entered into if he or she determines that the parties negotiated in good faith.

         6. This Agreement represents the entire agreement of the parties with respect to the rights granted herein. The provisions of Section 8.2, 8.3, 8.4, 8.6, 8.9 (first sentence), 8.10 and 8.11 of the Purchase Agreement are hereby incorporated by reference herein and made a part hereof, MUTATIS MUTANDIS.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

MOTOROLA, INC.                                    NETSPEAK CORPORATION

By: /S/ ROBERT A. BURTON                          By:/S/ STEPHEN R. COHEN
    ------------------------------------             --------------------------

Title: VICE PRESIDENT AND GENERAL MANAGER          Title:CHAIRMAN OF THE BOARD
       ----------------------------------
       Motorola New Enterprises


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